Exhibit 10.8

LOCK-UP AGREEMENT

February 1, 2023

Each Buyer referenced below:

Re:	Securities Purchase Agreement, dated as of February 1, 2023 (the “Securities Purchase Agreement”), between Rubicon Technologies, Inc., a Delaware corporation (the “Company”) and the buyers signatory thereto (each, a “Buyer” and, collectively, the “Buyers”)

Ladies and Gentlemen:

Capitalized terms not otherwise defined in this letter agreement (the “Letter Agreement”) shall have the meanings set forth in the Securities Purchase Agreement. Pursuant to Section 5(c) of the Securities Purchase Agreement and in satisfaction of the Buyer(s) obligation(s) under the Securities Purchase Agreement, the Buyer(s) irrevocably agree(s) with the Company that, from the date hereof until the [18 month] anniversary of the Effective Date, or such other earlier date as specified in the Securities Purchase Agreement (such period, the “Restriction Period”), the Buyer will not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Buyer or any affiliate of the Buyer or any person in privity with the Buyer or any affiliate of the Buyer), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any Conversion Shares (as converted) beneficially owned, held or hereafter acquired by the Buyer(s) (the “Securities”). The foregoing sentence shall not apply to the transfer of any or all of the Conversion Shares owned by the Buyer (i) by gift, will or intestate succession upon the death of Buyer; (ii) to any Permitted Transferee (as defined below); (iii) by operation of law, pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union; (iv) pursuant to any hypothecation or pledge securing a loan; or (v) in connection with the Company’s consummation of a liquidation, merger, stock exchange, reorganization, tender offer or other similar transaction that results in all of the Company’s stockholders having the right to exchange their equity holdings in the Company for cash, securities or other property; provided, however, that in any of cases (i), (ii) or (iii) it shall be a condition to such transfer that the transferee executes and delivers to the Company an agreement stating that the transferee is receiving and holding the Conversion Shares subject to the provisions of this Letter Agreement applicable to the Buyer, and there shall be no further transfer of such Conversion Shares except in accordance with this Letter Agreement. As used in this Letter Agreement, the term “Permitted Transferee” shall mean: (a) the members of Buyer’s immediate family (for purposes of this Letter Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse or domestic partner, the siblings of such person and his or her spouse or domestic partner, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouse or domestic partner and siblings), (b) any trust for the direct or indirect benefit of the Buyer or the immediate family of the Buyer, (c) if the Buyer is a trust, the trustor or beneficiary of such trust or the estate of a beneficiary of such trust, (d) if the Buyer is an entity, as a distribution to limited partners, shareholders, members of, or owners of similar equity interests in the Buyer and (e) any affiliate of the Buyer or any employees, officers, directors or members of the Buyer or any affiliates of the Buyer. Buyer further agrees to execute such agreements as may be reasonably requested by the Company that are consistent with the foregoing and necessary to give further effect thereto. For the avoidance of doubt, this Letter Agreement applies only to the Conversion Shares pursuant to the Securities Purchase Agreement and not any other holdings in the Company Buyer or its affiliates may have now or in the future. Beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. In order to enforce this covenant, the Company shall impose irrevocable stop-transfer instructions preventing Continental Stock Transfer & Trust Company, the transfer agent, from effecting any actions in violation of this Letter Agreement.

The Buyer(s) acknowledge(s) that the execution, delivery and performance of this Letter Agreement is a material inducement to the Company to complete the transactions contemplated by the Securities Purchase Agreement and that each Buyer (which shall be a third-party beneficiary of this Letter Agreement) and the Company shall be entitled to specific performance of each undersigned’s obligations hereunder. Each undersigned hereby represents that it has the power and authority to execute, deliver and perform this Letter Agreement, that it has received adequate consideration therefor and that it will benefit from the closing of the transactions contemplated by the Securities Purchase Agreement.

This Letter Agreement may not be amended or otherwise modified in any respect without the written consent of the Company and each Buyer. This Letter Agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The undersigned hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in Manhattan, for the purposes of any suit, action or proceeding arising out of or relating to this Letter Agreement, and hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that (i) it is not personally subject to the jurisdiction of such court, (ii) the suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of the suit, action or proceeding is improper. The Buyer(s) hereby irrevocably waive(s) personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under the Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The Buyer(s) hereby waive(s) any right to a trial by jury. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The Buyer(s) agree(s) each Buyer is not entitled to cast any votes on the matters herein contemplated and that no issuance or sale of the Securities is created or intended by virtue of this Letter Agreement.

By its signature below, the transfer agent hereby acknowledges and agrees that, reflecting this Letter Agreement, it has placed an irrevocable stop transfer instruction on all Securities beneficially owned by the Buyer(s) until the end of the Restriction Period. This Letter Agreement shall be binding on successors and assigns of the Buyer(s) with respect to the Securities and any such successor or assign shall enter into a similar agreement for the benefit of the Buyer(s).

This Letter Agreement may be executed in two or more counterparts, all of which when taken together may be considered one and the same agreement.

*** SIGNATURE PAGE FOLLOWS***

COMPANY:

RUBICON TECHNOLOGIES, INC.

By:
Name:
Title:

BUYER:

By:
Its:

ACKNOWLEDGEMENT:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Its:

[Signature Page to Lockup Agreement]